UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2015

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 364-1913

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 27, 2015, WVS Financial Corp. (the “Company”), the holding company for West View Savings Bank (the “Savings Bank”), announced that the Company’s Board of Directors authorized its Eleventh Stock Repurchase Program. The Eleventh Stock Repurchase Program is targeting the repurchase of up to 100,800 shares, or approximately five percent, of the Company’s outstanding common stock. The Eleventh Stock Repurchase Program is expected to begin upon the completion of the Company’s Tenth Stock Repurchase Program. There are 22,944 shares of Company common stock remaining to be repurchased in the Company’s Tenth Stock Repurchase Program.

The Company intends on repurchasing its common stock under both Stock Repurchase Programs from time to time in open market or private transactions as, in the opinion of management, market conditions warrant.

For additional information, reference is made to the Press Release, dated October 27, 2015, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit 99 – Press Release, dated October 27, 2015.

This information, including the press release filed as Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

Dated: October 27, 2015	By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer